Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ener1, Inc.
Ft. Lauderdale, FL

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated April 4, 2007, relating to the consolidated financial statements as of December 31, 2006 and for the years then ended.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 28, 2008